As filed with the Securities and Exchange Commission on December 23, 1998.
                                       Registration No.  33-_________


               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                       ___________________

                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
                       ___________________

                    IMAGE ENTERTAINMENT, INC.
     (Exact name of registrant as specified in its charter)
                       ___________________

      California                              84-0685613
     (State or other jurisdiction of       (I.R.S. Employer
     incorporation or organization)      Identification No.)

                         9333 Oso Avenue
               Chatsworth, California  91311-6089
            (Address of principal executive offices)

                       1998 INCENTIVE PLAN
                    (Full title of the plan)

                        Cheryl Lee, Esq.
   Chief Administrative Officer, General Counsel and Secretary
                         9333 Oso Avenue
                  Chatsworth, California  91311-6089
                         (818) 407-9100
  (Name, address, and telephone number, including area code, of agent for service)
                       ___________________

                            Copy To:
                      Diana L. Walker, Esq.
                      O'Melveny & Myers LLP
                      400 South Hope Street
               Los Angeles, California  90071-2889


               CALCULATION OF REGISTRATION FEE


Title of       Amount to    Proposed       Proposed        Amount of
securities     be           maximum        maximum         registration
to be          registered   offering       aggregate       fee
registered                  price per      offering
                            unit           price


Common         1,160,433    $5.81(2)       $6,742,116(2)   $1874(2)
Stock, no      shares(1)
par value


(1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common
      Stock covered by the Prospectus and, pursuant to Rule
      416(c) under the Securities Act of 1933, as amended, an additional indeterminate number of shares which by reason of certain events specified in the Plan may become subject to the Plan.

(2) Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq
      National Market System on December 18, 1998, a date within five business days prior to the filing of this Registration
      Statement.


The Exhibit Index included in this Registration Statement follows the signature page.

                             PART I

                   INFORMATION REQUIRED IN THE
                    SECTION 10(a) PROSPECTUS

          The documents containing the information specified in
Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act of 1933. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

                             PART II

                   INFORMATION REQUIRED IN THE
                     REGISTRATION STATEMENT


Item 3.   Incorporation of Certain Documents by Reference

          The following documents of Image Entertainment, Inc.
(the "Company") filed with the Securities and Exchange Commission are incorporated herein by reference:

          (a) Annual Report on Form 10-K for the Company's fiscal year ended March 31, 1998;

          (b) Company Quarterly Reports on Form 10-Q for the quarters ended June 30, 1998 and September 30, 1998 and all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the Annual Report referred to above; and

          (c) the description of the Company's Common Stock contained in its Registration Statement on Form 8-A, filed with the Commission on April 21, 1983, as amended by Amendment No. 1 to Form 8-A on Form 8-A/A filed with the Commission on April 21, 1991, and any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into the prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4. Description of Securities

        The Company's Common Stock, no par value (the "Common
Stock"), is registered pursuant to Section 12 of the Exchange Act and, therefore, the description of securities is omitted.

Item 5. Interests of Named Experts and Counsel

        Cheryl Lee, Administrative Officer and General Counsel of the Company, owns options and other rights in respect of 157,159 and 12,761 shares of Common Stock of the Company, respectively.

Item 6. Indemnification of Directors and Officers

        The Company's Restated Articles of Incorporation contain a provision which eliminates the liability of directors for monetary damages to the fullest extent permissible under California law. The General Corporation Law of California (the "Law") (i) eliminates the liability of directors for monetary damages in an action brought by a shareholder in the right of the Company (referred to herein as a "derivative action") or by the Company for breach of a director's duties to the Company and its shareholders and (ii) authorizes the Company to indemnify directors and officers for monetary damages for all acts or omissions committed by them in their respective capacities; provided, however, that liability is not limited nor may indemnification be provided for (a) acts or omissions that involve intentional misconduct or knowing and culpable violation of law, (b) for acts or omissions that a director or officer believes to be contrary to the best interests of the Company or its shareholders or that involve the absence of good faith on the part of a director or officer seeking indemnification, (c) for any transaction from which a director or officer derives an improper personal benefit, (d) for acts or omissions that show a reckless disregard for the director's or officer's duty to the Company or its shareholders in circumstances in which such person was aware, or should have been aware, in the ordinary course of performing his duties, of a risk of serious injury to the Company or its shareholders, (e) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's or officer's duty to the Company or its shareholders, and (f) for liabilities arising under Section 310 (contracts in which a director has material financial interest) and Section 316 (certain unlawful dividends, distributions, loans and guarantees) of the Law. In addition, the Company may not indemnify directors and officers in circumstances in which indemnification is expressly prohibited by Section 317 of the Law.

        The Bylaws of the Company provide that indemnification for agents of the Company to the fullest extent permitted under California law and the Company's Articles of Incorporation. The Company's Bylaws establish that, for purposes of Article VI (Indemnification) of the Bylaws, an agent is any person who is or was a director, officer, employee or other agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a predecessor corporation of the Company or of another enterprise at the request of such predecessor corporation.

        The Company has entered into indemnification agreements with its directors and officers which require that the Company indemnify such directors and officers in all cases to the fullest extent permitted by applicable provisions of the Law. The Company also maintains a directors' and officers' liability insurance policy insuring directors and officers of the Company against the cost of defense, settlement or payment of a judgment under certain circumstances and includes securities-related coverage.

Item 7. Exemption from Registration Claimed

        Not applicable.

Item 8. Exhibits

        See the attached Exhibit Index.

Item 9. Undertakings

     (a)  The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                       (i)   To include any prospectus required
              by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                       (ii)  To reflect in the prospectus any
              facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                       (iii) To include any material information
              with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               Provided, however, that paragraphs (a)(1)(i) and
          (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chatsworth, State of California, on December 21, 1998.

                              IMAGE ENTERTAINMENT, INC.


                              By:  /s/ Martin W. Greenwald
                                   Martin W. Greenwald
                                   Chairman of the Board, Chief
                                   Executive Officer, President and
                                   Treasurer

                        POWER OF ATTORNEY

          Each person whose signature appears below constitutes and appoints Martin W. Greenwald, Jeff Framer and Cheryl Lee his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



Signature                 Title                      Date


/s/ Martin W. Greenwald   Chairman of the Board,     December 21, 1998
Martin W. Greenwald       Chief Executive
                          Officer, President and
                          Treasurer (Principal
                          executive officer)


/s/ Jeff M. Framer        Chief Financial            December 21, 1998
Jeff M. Framer            Officer (Principal
                          financial and
                          accounting officer)


/s/ Stuart Segall         Director                   December 21, 1998
Stuart Segall


/s/ Ira S. Epstein        Director                   December 21, 1998
Ira S. Epstein


/s/ M. Trevenen Huxley    Director                   December 21, 1998
M. Trevenen Huxley


                          EXHIBIT INDEX


Exhibit
Number    Description

4.1 Image Entertainment, Inc. 1998 Incentive Plan (the "Plan"). Filed as Exhibit A to the Company's Proxy Statement dated July 29, 1998 and incorporated by reference herein.

4.2 Form of Performance Restricted Stock Unit Award Agreement. Filed as Exhibit 10.16 to Amendment No. 2 to the Company's Registration Statement on Form S-2 on Form S-2/A dated November 30, 1998 and incorporated by reference herein.

4.3 Non-Qualified Stock Option Agreement dated as of July 22, 1998 between the Company and Stuart Segall. Filed as
          Exhibit 10.9 to the Company's Registration Statement on Form S-2 dated October 13, 1998 and incorporated by reference herein.

4.4 Non-Qualified Stock Option Agreement dated as of September 17, 1998 between the Company and Mark Trevenen Huxley.
          Filed as Exhibit 10.10 to the Company's Registration
          Statement on Form S-2 dated October 13, 1998 and incorporated by reference herein.

5.        Opinion of General Counsel of Image Entertainment, Inc.
          regarding the legality of the Common Stock to be issued.

23.1      Consent of Independent Accountants (KPMG Peat Marwick LLP).

23.2      Consent of General Counsel of Image Entertainment, Inc.
          (included in Exhibit 5).

24. Powers of Attorney (included in this Registration Statement under "Signatures").